UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 9, 2005

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486

(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402

(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

          On August 9, 2005, First Security Group, Inc. (the “Company”) entered into a Purchase Agreement with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named in the Purchase Agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 4,500,000 shares of the Company’s common stock to the underwriters named in the Purchase Agreement (the “Underwriters”) at a purchase price of $10.00 per share, less an underwriting discount of $0.70 per share, resulting in net proceeds to the Company, before expenses, of $41,850,000.  In addition, the Underwriters were granted the option, for a period of third days, to purchase from the Company up to 675,000 additional shares of common stock at the same purchase price to cover over-allotments, if any.

          On August 15, 2005, the Company closed the sale of 4,500,000 shares of common stock at the price set forth above.  The shares were registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-125722) originally filed with the Securities and Exchange Commission on June 10, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: August 16, 2005
	By:	/s/ WILLIAM L. LUSK, JR.

	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer